UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware			1-16463		13-4004153
(State or other jurisdiction of incorporation)			(Commission File Number)		(I.R.S. Employer Identification No.)

701 Market Street,	St. Louis,	Missouri			63101-1826
(Address of principal executive offices)					(Zip Code)

Registrant's telephone number, including area code:				(314)	342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐			Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐			Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐			Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐			Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Convertible Notes and the Indenture

On February 24, 2022, Peabody Energy Corporation (the “Company”) priced its private offering of $275 million in aggregate principal amount of 3.250% Convertible Senior Notes due 2028 (the “Initial Notes”). On February 25, 2022, the initial purchasers in such offering exercised their option to purchase an additional $45 million in aggregate principal amount of the Notes (together with the “Initial Notes”, the “Notes”), bringing the total aggregate principal amount for of the Notes to $320 million. On March 1, 2022, the Company completed the private offering of the Notes. The Notes are senior unsecured obligations of the Company.

The net proceeds from this offering were approximately $309.4 million, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the offering of the Notes to redeem all approximately $62.6 million accreted value of our outstanding 8.500% Senior Secured Notes due 2024, with the remaining net proceeds, together with available cash, used to redeem approximately $257.4 million of our outstanding 6.375% Senior Secured Notes due 2025 and pay related premiums, fees and expenses relating to the offering of the Notes and the redemptions.

In connection with the issuance of the Notes, the Company entered into an Indenture, dated March 1, 2022 (the “Indenture”), with Wilmington Trust, National Association, as trustee. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.

The Notes will mature on March 1, 2028, unless earlier converted, redeemed or repurchased in accordance with their terms. The Notes will bear interest from March 1, 2022 at a rate of 3.250% per year payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2022.

The Notes will be convertible at the option of the holders only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2022, if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the “Measurement Period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price per share of the Company’s common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on the Company’s common stock; (4) if the Company calls any Notes for redemption; and (5) at any time from, and including, September 1, 2027 until the close of business on the second scheduled trading day immediately before the maturity date.

Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as applicable, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture. The initial conversion rate for the Notes will be 50.3816 shares of the Company’s common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $19.85 per share of the Company’s common stock. The initial conversion price represents a premium of approximately 32.5% to the $14.98 per share closing price of the Company’s common stock on the New York Stock Exchange on February 24, 2022. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. If certain corporate events described in the Indenture occur prior to the maturity date, or the Company delivers a notice of redemption (as described below), the conversion rate will be increased for a holder who elects to convert its Notes in connection with such corporate event or notice of redemption, as the case may be, in certain circumstances.

The Company may not redeem the Notes prior to March 1, 2025. The Company may redeem for cash all or any portion of the Notes, at its option, on or after March 1, 2025 and on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (2) the trading day immediately before the date the Company sends such notice. However, the Company may not redeem less than all of the outstanding Notes unless at least $75 million aggregate principal amount of Notes are outstanding and not called for redemption as of the time the Company sends the related redemption notice. No sinking fund is provided for the Notes.

If the Company undergoes a fundamental change (as defined in the Indenture), noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The description of the Indenture contained herein is qualified in its entirety by reference to the text of the Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Convertible Notes

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”), and for initial resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions based in part on representations made by the initial purchasers in the purchase agreement pursuant to which the Company sold the Notes to the initial purchasers. Neither the Notes nor the shares of the Company’s common stock issuable upon conversion of the Notes, if any, have been registered under the Securities Act and these securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
4.1	Indenture, dated as of March 1, 2022, between Peabody Energy Corporation and Wilmington Trust, National Association, as trustee.
4.2	Form of 3.250% Convertible Senior Notes due 2028 (included in Exhibit 4.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

March 1, 2022	By: /s/ Scott T. Jarboe
Name: Scott T. Jarboe
Title: Chief Administrative Officer and Corporate Secretary

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